Registration No.
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                         Washington, D.C.  20549

                                FORM T-1

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
              OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) _______

                        WILMINGTON TRUST COMPANY
           (Exact name of trustee as specified in its charter)

        Delaware                                     51-0055023
(State of incorporation)                 (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)

                               HOME HOLDINGS INC.

               (Exact name of obligor as specified in its charter)

      Delaware                                        13-3584978
(State of incorporation)                  (I.R.S. employer identification no.)

c/o Risk Enterprise Management Limited
       59 Maiden Lane
     New York, New York                               10038-4548
(Address of principal executive offices)              (Zip Code)

                            Earn Out Notes, Series I

                       (Title of the indenture securities)

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ITEM 1. GENERAL INFORMATION.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Deposit Insurance Co.      State Bank Commissioner
            Five Penn Center                   Dover, Delaware
            Suite #2901
            Philadelphia, PA

      (b)   Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

            If the obligor is an affiliate of the trustee, describe each affiliation:

            Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3. LIST OF EXHIBITS.

            List below all exhibits filed as part of this Statement of Eligibility and Qualification.

      A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 333-51491/Form S-4 Registration Statement to Form T-1 filed by Wilmington Trust Company in May 7, 1998, with respect to 10% Senior Notes Due 2005, Series B of PSINet Inc.

      B. Copy of By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 333- 51491/Form S-4 Registration Statement to Form T-1 filed by Wilmington Trust Company in May 7, 1998, with respect to 10% Senior Notes Due 2005, Series B of PSINet Inc.

      C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.

      D. Copy of most recent Report of Condition of Wilmington Trust Company. Said Report of Condition is incorporated herein by reference to Registration No. 333-51491/Form S-4 Registration Statement to Form T-1 filed by Wilmington Trust Company in May 7, 1998, with respect to 10% Senior Notes Due 2005, Series B of PSINet Inc.

      Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 9th day of June, 1998.

                                         WILMINGTON TRUST COMPANY
[SEAL]

Attest: /s/ James P. Lawler              By: /s/ Emmett R. Harmon
        -----------------------              --------------------------
        Assistant Secretary              Name: Emmett R. Harmon
                                         Title: Vice President

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            EXHIBIT C

                             Section 321(b) Consent

      Pursuant to Section 321(b) of the Trust Indenture Act of 1939, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange Commission upon requests therefor.

                                    WILMINGTON TRUST COMPANY

Dated: June 9, 1998                 By: /s/ Emmett R. Harmon
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                                    Name: Emmett R. Harmon
                                    Title: Vice President